Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Class A common stock, par value $0.00001 per share, of KnowBe4, Inc., a Delaware corporation (the “Issuer”), unless and until a Reporting Person shall give written notice to the other Reporting Persons that it wishes to make separate Schedule 13D filings.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed effective as of May 6, 2021.

VEPF VII SPV I, L.P.

By:	Vista Equity Partners Fund VII GP, L.P., its general partner

By:	VEPF VII GP, Ltd., its general partner

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Director

VEPF VII SPV I HOLDINGS, L.P.

By:	Vista Equity Partners Fund VII GP, L.P., its general partner

By:	VEPF VII GP, Ltd., its general partner

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Director

VISTA EQUITY PARTNERS FUND VII GP, L.P.

By:	VEPF VII GP, Ltd., its general partner

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Director

VEPF VII GP, LTD.

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Director

/s/ Robert F. Smith
Robert F. Smith